UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 30, 2011

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ELECTRUM INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)
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Delaware	000-53735	27-0267587
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

580 St. Kilda Road - Level 8, Melbourne, Victoria, Australia  3004
(Address of principal executive offices) (Zip Code)

61-3-8532-2800
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On June 30, 2011, Electrum International, Inc., a Delaware corporation (the “Company”) agreed to issue 2,515,350 shares of common stock par value $0.001 at an issue price of US$0.60 to AXIS Consultants Pty Ltd in satisfaction of a loan of A$1,424,438.81 from AXIS Consultants Pty Ltd to the Company.

Forward-Looking Statements

Forward-looking statements in this press release are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, the risks of exploration and development stage projects, risks associated with environmental and other regulatory matters, mining risks and competition and the volatility of mineral prices. Actual results and timetables could vary significantly. Additional information about these and other factors that could affect the Company’s business is set forth in the Company’s filings with the Securities and Exchange Commission.

For further information, please contact:

Mr. Joseph Gutnick	General Manager Business
Executive Chairman	New York Office
Electrum International, Inc.	Electrum International, Inc.
Tel: +011 613 8532 2800	Tel: (212) 223 0018
Fax: +011 613 8532 2805	Fax: (212) 223 1169
E-mail: josephg@axisc.com.au	E-mail: mordig@axisc.com.au

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRUM INTERNATIONAL, INC. By: /s/ Peter Lee Name: Peter Lee Title: Secretary

Date:  August 2, 2011